UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2025

(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, without par value	BALL	NYSE

Item 1.01. Entry Into a Material Definitive Agreement.

On May 12, 2025, Ball Corporation, an Indiana corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and the several underwriters named therein (the “Underwriters”), in connection with the Company’s previously announced underwritten public offering (the “Offering”) of €850 aggregate principal amount of 4.250% Senior Notes due 2032 (the “Notes”). The Offering is expected to close on May 19, 2025, subject to customary closing conditions and other factors.

The Notes were offered pursuant to a prospectus, dated May 7, 2025, forming a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-287034), and a prospectus supplement, dated May 12, 2025.

The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Company intends to use the net proceeds from the Offering, together with cash on hand, for general corporate purposes, which may include the refinancing or repayment of debt, potential investments in strategic alliances and acquisitions, working capital, pension contributions or capital expenditures. Prior to the application of such proceeds, the Company intends to repay outstanding borrowings under its U.S. dollar revolver, without a reduction in commitment, using a portion of the net proceeds from the Offering, together with cash on hand. The exact allocation of such proceeds and the timing thereof is at the discretion of the Company’s management.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting agreement, dated May 12, 2025, among Ball Corporation, the subsidiary guarantors party thereto and the several underwriters named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Hannah Lim-Johnson
	Name:	Hannah Lim-Johnson
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: May 12, 2025

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